OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Annual Period Ended March 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C:  Submission of matters to a vote of security holders

Proxy Results

At a Special Meeting of Shareholders of Optimum Fund Trust (the ?Trust?), on behalf of Optimum Fixed Income Fund, Optimum International Fund, Optimum Large Cap Value Fund, Optimum Large Cap Growth Fund, Optimum Small-Mid Cap Value Fund, and Optimum Small-Mid Cap Growth Fund (each, a ?Fund? and together, the ?Funds?) held on September 15, 2015 and reconvened on October 14, 2015 and November 24, 2015 and January 8, 2016, the shareholders of the Trust / each Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) revise the fundamental investment restriction relating to lending for each Fund; (iii) approve the implementation of a new ?manager of managers? order for each Fund; and (iv) revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

At the reconvened meeting on October 14, 2015, the following people were elected to serve as Independent Trustees: Robert J. Christian; Durant Adams Hunter; Pamela J. Moret; Stephen P. Mullin; Robert A. Rudell; and Jon Socolofsky. In addition, Shawn Lytle and Dan Arnold were elected to serve as Interested Trustees.  In addition, shareholders approved the revision to the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.  Details of the shareholder meeting results for these proposals were included in the Trust?s semiannual report to shareholders, dated September 30, 2015.

At the reconvened meeting held on November 24, 2015 for the Optimum Fixed Income Fund and held on January 8, 2016 for the other five Funds within the Trust, the following proposals were approved: (i) to revise the fundamental investment restriction relating to lending for each Fund and (ii) to approve the implementation of a new ?manager of managers? order for each Fund.

The following proposals were submitted and passed by a vote of the Optimum Fixed Income Fund shareholders on November 24, 2015, and such proposals were also submitted and passed by a vote of the shareholders of the other five Funds within the Trust on January 8, 2016:

2. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding for each Fund was present, and the votes passed with a majority of those shares. The results were as follows:

Optimum Fixed Income Fund

Shares Voted For 89,962,605.493
Percentage of Outstanding Shares 41.978%
Percentage of Shares Voted 81.439%
Shares Voted Against 3,590,077.102
Percentage of Outstanding Shares 1.675%
Percentage of Shares Voted 3.250%
Shares Abstained 4,962,543.409
Percentage of Outstanding Shares 2.315%
Percentage of Shares Voted 4.492%
Broker Non-Votes 11,952,367.277

Optimum Small-Mid Cap Value Fund

Shares Voted For 15,759,548.608
Percentage of Outstanding Shares 42.037%
Percentage of Shares Voted 83.720%
Shares Voted Against 610,294.665
Percentage of Outstanding Shares 1.628%
Percentage of Shares Voted 3.243%
Shares Abstained 1,206,579.594
Percentage of Outstanding Shares 3.218%
Percentage of Shares Voted 6.409%
Broker Non-Votes 1,247,856.069

Optimum International Fund

Shares Voted For 18,453,272.996
Percentage of Outstanding Shares 40.550%
Percentage of Shares Voted 80.201%
Shares Voted Against 704,677.353
Percentage of Outstanding Shares 1.548%
Percentage of Shares Voted 3.062%
Shares Abstained 1,347,756.567
Percentage of Outstanding Shares 2.962%
Percentage of Shares Voted 5.857%
Broker Non-Votes 2,402,182.776

Optimum Large Cap Growth Fund

Shares Voted For 35,789,653.205
Percentage of Outstanding Shares 39.359%
Percentage of Shares Voted 77.360%
Shares Voted Against 1,400,852.810
Percentage of Outstanding Shares 1.540%
Percentage of Shares Voted 3.028%
Shares Abstained 2,691,597.241
Percentage of Outstanding Shares 2.960%
Percentage of Shares Voted 5.818%
Broker Non-Votes 6,381,788.422

Optimum Large Cap Value Fund

Shares Voted For 32,530,883.284
Percentage of Outstanding Shares 39.542%
Percentage of Shares Voted 77.710%
Shares Voted Against 1,240,466.024
Percentage of Outstanding Shares 1.508%
Percentage of Shares Voted 2.964%
Shares Abstained 2,415,424.621
Percentage of Outstanding Shares 2.936%
Percentage of Shares Voted 5.769%
Broker Non-Votes 5,675,607.177

Optimum Small-Mid Cap Growth Fund

Shares Voted For 14,554,485.384
Percentage of Outstanding Shares 41.698%
Percentage of Shares Voted 82.920%
Shares Voted Against 571,490.351
Percentage of Outstanding Shares 1.637%
Percentage of Shares Voted 3.256%
Shares Abstained 1,100,642.250
Percentage of Outstanding Shares 3.799%
Percentage of Shares Voted 7.554%
Broker Non-Votes 1,326,021.299

3. To approve the implementation of a new ?Manager of Managers? order.

A quorum of the shares outstanding for each Fund was present, and the votes passed with a majority of those shares. The results were as follows:

Optimum Fixed Income Fund

Shares Voted For 90,340,198.503
Percentage of Outstanding Shares 42.154%
Percentage of Shares Voted 81.780%
Shares Voted Against 3,404,584.856
Percentage of Outstanding Shares 1.588%
Percentage of Shares Voted 3.082%
Shares Abstained 4,770,442.645
Percentage of Outstanding Shares 2.226%
Percentage of Shares Voted 4.319%
Broker Non-Votes 11,952,367.277

Optimum Small-Mid Cap Value Fund

Shares Voted For 15,824,451.892
Percentage of Outstanding Shares 42.210%
Percentage of Shares Voted 84.065%
Shares Voted Against 609,254.948
Percentage of Outstanding Shares 1.625%
Percentage of Shares Voted 3.237%
Shares Abstained 1,142,716.027
Percentage of Outstanding Shares 3.048%
Percentage of Shares Voted 6.070%
Broker Non-Votes 1,247,856.069

Optimum International Fund

Shares Voted For 18,453,272.996
Percentage of Outstanding Shares 40.550%
Percentage of Shares Voted 80.201%
Shares Voted Against 704,677.353
Percentage of Outstanding Shares 1.548%
Percentage of Shares Voted 3.062%
Shares Abstained 1,448,919.443
Percentage of Outstanding Shares 3.184%
Percentage of Shares Voted 6.297%
Broker Non-Votes 2,402,182.776

Optimum Large Cap Growth Fund

Shares Voted For 36,016,685.424
Percentage of Outstanding Shares 39.608%
Percentage of Shares Voted 77.851%
Shares Voted Against 1,369,182.657
Percentage of Outstanding Shares 1.506%
Percentage of Shares Voted 2.960%
Shares Abstained 2,496,235.175
Percentage of Outstanding Shares 2.745%
Percentage of Shares Voted 5.395%
Broker Non-Votes 6,381,788.422

Optimum Large Cap Value Fund

Shares Voted For 32,709,089.052
Percentage of Outstanding Shares 39.759%
Percentage of Shares Voted 78.135%
Shares Voted Against 1,260,385.079
Percentage of Outstanding Shares 1.532%
Percentage of Shares Voted 3.011%
Shares Abstained 2,217,299.798
Percentage of Outstanding Shares 2.695%
Percentage of Shares Voted 5.297%
Broker Non-Votes 5,675,607.177

Optimum Small-Mid Cap Value Fund

Shares Voted For 14,633,262.591
Percentage of Outstanding Shares 41.924%
Percentage of Shares Voted 83.368%
Shares Voted Against 562,119.844
Percentage of Outstanding Shares 1.601%
Percentage of Shares Voted 3.203%
Shares Abstained 1,031,235.550
Percentage of Outstanding Shares 2.954%
Percentage of Shares Voted 5.875%
Broker Non-Votes 1,326,021.299

SUB-ITEM 77D: Policies with respect to security investments

On Dec. 17, 2015, the Board of Trustees (the ?Board?) of Optimum Fund Trust (the ?Registrant?) approved the use of short sales for Optimum Fixed Income Fund (the ?Fund?).  The changes to the Fund?s investment strategies became effective on Feb. 21, 2016 and are incorporated herein by reference to the supplement dated Jan. 7, 2016 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-16-000460).

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